Exhibit 10.1

EXECUTION VERSION

LEASE

Commercial One Properties, LLC

&

Pick-N-Pull Auto Dismantlers

as Landlord

Pick-N-Pull San Jose Auto Dismantlers

as Tenant

January 1, 2010

EXHIBIT A- Premises (Section 2)

LEASE

THIS LEASE is made as of January 1, 2009 by and between Commercial One Properties, LLC, a California limited liability company (“COP”) and PICK-N-PULL AUTO DISMANTLERS, a California general partnership (“PNP” and together with COP, “Landlord”), and PICK-N-PULL SAN JOSE AUTO DISMANTLERS, a California general partnership (“Tenant”). For purposes hereof, Landlord and Tenant shall sometimes be referred to herein individually as a “Party” and collectively as “Parties”.

RECITALS:

A. Tom Klauer, an individual and member of COP (“Klauer”) and PNP, as landlord, and Tenant, as tenant, are currently parties to that certain Lease dated November 30, 1989 (the “Original Lease”) for that certain real property located at 1065 Commercial St., San Jose, California, 95112 and commonly referred to as “San Jose North”, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. Landlord and Tenant desire to terminate the Original Lease and continue their landlord-tenant relationship in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

AGREEMENT:

1. Definitions. The following terms shall have the meanings specified below:

“Buildings” shall have the meaning given in Section 2.

“Default Rate” shall mean ten percent (10%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

“Event of Default” shall have the meaning given in Section 25.1.

“Expiration Date” shall have the meaning given in Section 2.

“Governmental Authority” shall mean shall mean all Federal, State, County, municipal or other governmental or quasi-governmental units however denominated, and any agency, division, department or public official thereof, now or hereafter having jurisdiction, in any respect, over the Premises.

“Hazardous Materials” shall mean any flammable materials, explosives, radioactive materials, hazardous or contaminated materials or substances, toxic or noxious materials, substances or related materials or substances or any other material or substance that is prohibited or regulated by Law or that is designated by any governmental authority to be radioactive, toxic, hazardous or otherwise of danger to health, reproduction or the environment, including without limitation, substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” “hazardous wastes,” or words of similar impact or stated to be known to cause cancer or reproductive toxicity, under any Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1317, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.5, 25249.8, 25281, 25316 or 25501 of the California Health & Safety Code, as amended; and any similar Laws, including any substances so defined or stated in any regulation adopted or publication promulgated pursuant to such Laws, as they may be amended from time to time.

“Holder” shall mean the holder of any Mortgage (including without limitation the beneficiary of a deed of trust) at the time in question.

“Landlord” and “Tenant” shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several; and the word “Tenant” shall include Tenant’s assignees, subtenants, concessionaires, licensees and other Transferees (as defined in Section 23.1 below) or as the context may require.

“Laws” shall mean all present and future federal, state, county and local governmental and municipal (or other governmental agency or authority having jurisdiction over the parties or the Premises) laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Premises is located, and decisions of federal courts applying the Laws of such state.

“Lease Commencement Date” shall have the meaning given in Section 2.

“Lease Year” shall mean each consecutive twelve (12) month period during the Term (as defined in Section 2 below) commencing on the Lease Commencement Date.

“Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Premises or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

“Person” shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

“Premises” shall have the meanings given in Section 2.

“Rent” shall have the meaning given in Section 4.

“Systems and Equipment” shall mean the base Buildings’ mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord, but shall not include any items installed by Tenant or any prior tenant of the Premises in connection with its business therein, including without limitation any hydraulic lifts, above or below-ground storage tanks, special electrical, plumbing, or security systems or the like.

“Tenant Party” means any of the following persons: Tenant or any of its officers, employees, agents, contractors, subcontractors, subtenants, invitees, customers, licensees, concessionaires, successors or assigns.

“Term” shall have the meaning given in Section 2.

2. Premises and Term.

2.1. Termination of Original Lease. Landlord and Tenant hereby acknowledge and agree that the Original Lease shall be terminated as of the Lease Commencement Date and shall no longer be of any force or effect.

2.2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord: (i) the Property and the appurtenant rights thereto; (ii) the buildings, structures, and improvements located thereon; and (iii) the Systems and Equipment, subject to the provisions herein contained. The Property and the appurtenant rights thereto, the improvements located thereon, including, without limitation, (x) the existing building that includes the reception desk, customer service area and related office space, and (y) the existing building that includes a storage area and thrift shop (collectively, the “Buildings”), are hereinafter collectively referred to as the “Premises”.

2.3. Term. The term (“Term”) of this Lease shall commence on January 1, 2010 (“Lease Commencement Date”), and shall expire on December 31, 2015 (“Expiration Date”), unless sooner terminated or extended as provided in Section 33 below.

3. Base Rent.

3.1. For the period commencing January 1, 2010 and ending December 31, 2010, Tenant shall pay Landlord monthly base rent (“Base Rent”) in the amount of Forty Thousand Seven Hundred Sixty One Dollars ($40,761) in advance on or before the first day of each calendar month during the Term. If the Term of this Lease expires on a date other than the last day of a month, the Base Rent for such partial month shall be prorated based on the number of days in such partial monthly period divided by the number of days in such month.

3.2. Commencing on January 1, 2011 and continuing on the first day of each January thereafter until the Expiration Date (each an “Initial Term Annual Adjustment Date”), the Base Rent for the Premises shall be adjusted as follows: the monthly rent which shall be due during each year shall be increased (but in no event decreased) by the percentage amount of the annual increase, if any, in the Consumer Price index for the San Francisco, Oakland, and San Jose Metropolitan Area for All Consumers (CPI-U), as published by the United States Department of Labor, Bureau of Labor Statistics (herein the “Index”). In making the calculation just required, the Index for the calendar month which is two (2) months prior to the first month of the year for which an adjustment is to be made shall be divided by the Index published for the calendar month which is fourteen (14) months prior to the first month of the year for which the adjustment is to be made, and the quotient thus determined shall be multiplied by the monthly Base Rent being paid in the month which is two (2) months prior to the first month of the year for which the adjustment is being made to determine the new monthly Base Rent. Notwithstanding the foregoing, the rental increases on each Initial Term Annual Adjustment Date shall equal a minimum of three percent (3%) per year but shall in no event exceed six percent (6%) per year. In the event that the Index shall ever be converted to a different standard reference base or otherwise be revised, a determination of subsequent increases to the Base Rent shall be made with the use of such conversion factor, formula, or table for converting the Index as may be published by the Bureau of Labor Statistics. In the event that the Index shall cease to be published, the index designed by the Bureau of Labor Statistics as replacing the Index, or the most comparable substitute, if the Bureau fails to designate a replacement, shall be used thereafter.

3.3. Concurrently with its execution of this Lease, Tenant shall pay to Landlord one month’s Base Rent, which Landlord shall apply to the first month of Base Rent due hereunder.

4. Payment of Rent. Base Rent and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith shall be referred to herein as “Rent” and all remedies applicable to the non-payment of Rent shall be applicable thereto. One-half of the Rent shall be paid to COP and one-half of the Rent shall be paid to PNP at such addresses as may be designated by COP and PNP from time to time. Landlord and Tenant agree that it would be impossible or extremely impracticable to determine the actual amount of damages Landlord would sustain in the event Tenant fails to pay Rent or additional charges due hereunder within the times required hereunder. Therefore, Landlord and Tenant agree that if Tenant shall fail to pay any Rent or additional charges payable by Tenant hereunder within ten (10) days after the due date, Tenant shall pay to Landlord, without further notice, as liquidated damages to compensate Landlord for its administrative costs resulting from such failure, a late payment charge equal to five percent (5%) of such unpaid amounts. In addition to such late charge, any Rent paid more than fifteen (15) days after due shall accrue interest from the due date at the Default Rate, until payment is received by Landlord. Such late payment charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

5. Tenant’s Right to Terminate. Notwithstanding anything to the contrary herein, Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Landlord in the event (i) Tenant’s governmental permits to use the Property for auto and truck wrecking purposes and for operation of an auto and truck self-service parts business (collectively, the “Use Permits”) are revoked, terminated or not renewed as a result of either a (a) zoning change or (b) other land use action, and (ii) Klauer is a principal of the Tenant or is otherwise involved in Tenant’s operations at the time when the events giving rise to such revocation, termination or non-renewal occurred.

6. Condition of Premises. Tenant (a) acknowledges that it is currently occupying the Premises under the Original Lease and has had exclusive possession and occupancy since January 1, 1990 and has inspected the Premises and all systems and improvements thereon, and (b) agrees to accept the same in their “AS IS” condition, without any agreements, representations, warranties, understandings or obligations on the part of Landlord, all of which Landlord expressly disclaims, including without limitation any warranty of merchantability or fitness for a particular purpose, or with respect to the Premises’ compliance with any laws or codes, and Landlord shall have no obligation to perform any alterations, repairs or improvements to the Premises except as expressly provided in Section 10.3 below. Following the Lease Commencement Date, Landlord and Tenant shall be obligated to maintain and repair the Premises as provided in Section 10 below. Notwithstanding the foregoing, Tenant’s agreement to accept the Premises in its “AS IS” condition expressly does not include acceptance of any liability for Hazardous Substances located on, at or under the Premises, or which have migrated from the Premises to other properties, prior to January 1, 1990.

7. Use. Tenant may use the Property for any lawful purpose. At all times such use shall be in compliance with all applicable Laws, including without limitation any zoning, occupancy, permit and license requirements, and in compliance with all rules, regulations, orders and requirements of the American Insurance Association (formerly, the National Board of Fire Underwriters) or any successor organization. Tenant shall not use the Premises in a manner so as to cause cancellation of Landlord’s insurance policies or increase the premiums thereunder. Landlord makes no representation that such use of the Premises will comply with applicable zoning requirements or other Laws. The parties agree that Tenant shall be solely responsible for obtaining, at Tenant’s sole cost and expense, any necessary zoning or other governmental approvals, variances, special use permits or otherwise satisfying any such requirements for Tenant’s use and occupancy of the Premises (including, without limitation, compliance with building code and similar regulations applicable to the Premises), without, however, in doing so adversely affecting Landlord or impairing in any way Landlord’s current and permitted use of the Premises; and Landlord makes no warranty or representation whatsoever that any of the foregoing items may be obtained. Any sign or advertising that Tenant has the right to place shall comply with all Laws, and Tenant shall obtain at its sole cost and expense any approval required by such Laws. Any sign or advertising that Tenant has the right to place shall be placed and maintained at Tenant’s sole cost and expense and shall be removed at the expiration or earlier termination of the Lease, and the portions of the Premises affected by the removal of Tenant’s signs shall be restored to its condition as it existed as of the Lease Commencement Date, at Tenant’s sole cost and expense.

8. Services and Utilities.

8.1. Tenant shall pay for all services to the Premises including, without limitation, electricity, gas, water, sewer, telephone and other communication services, pest and rodent control, janitorial, landscaping, cleaning and trash removal.

8.2. Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, or other causes beyond Landlord’s reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease, including without limitation the obligation to pay Rent as and when due. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

9. Alterations and Liens.

9.1. Tenant shall make no additions, changes, alterations or improvements to the Premises or any electrical or mechanical facilities, including the Systems and Equipment pertaining to the Premises (“Alterations”), without the prior written consent of Landlord; not to be unreasonably withheld, provided, however, Tenant shall be allowed to perform de minimis Alterations on the Premises without the prior written consent of Landlord, so long as (a) the Alterations do not affect or have any impact upon the structural integrity, Systems and Equipment, or any electrical or mechanical facilities pertaining to the Premises, and (b) the total cost for the Alterations does not exceed Fifty Thousand Dollars ($50,000.00). Landlord may impose reasonable requirements as a condition of such consent including, without limitation: the submission of plans and specifications for Landlord’s prior written approval, obtaining necessary permits, obtaining payment and performance bonds, posting bonds for work in excess of $100,000 to complete, obtaining insurance certificates evidencing liability, workers’ compensation and such other coverages and in such amounts as Landlord shall reasonably require, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, affidavits from engineers acceptable to Landlord stating that the Alterations will not adversely affect the Systems and Equipment or the structures at the Premises, and requirements as to the manner and times in which such Alterations shall be done. All Alterations shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications approved by Landlord and with all Laws. Landlord may require that all such Alterations be performed under Landlord’s supervision. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Alterations. In no event shall the Alterations consist of a structural modification of the Premises.

9.2. Tenant shall keep the Premises free from any mechanic’s, materialman’s or similar liens or other such encumbrances in connection with any Alterations of or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys’ fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Alterations on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall promptly notify Landlord of any claims or liens (or threats of potential claims or liens) against the Premises or any portion thereof or the improvements thereon, so that Landlord may take such actions as Landlord may deem necessary or appropriate for protection of the Premises and/or improvements thereon. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may (but shall not be obligated to) pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. To the extent permitted by applicable Laws, any claim to a lien or encumbrance upon the Premises arising in connection with any Alterations of or respecting the Premises not performed by or at the request of Landlord shall be null and void or, at Landlord’s option, shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Premises.

10. Repairs.

10.1. Except for damage by casualty as provided under Section 11 or as otherwise provided in Section 10.3 below, Tenant shall keep the Premises, whether structural or non-structural (including, without limitation: the ceilings, walls, floor-coverings, wall-coverings, doors, exterior glass, light fixtures and bulbs, keys and locks, fire extinguishers, plumbing and other fixtures, heating, air-conditioning, ventilation, electrical, sprinkler and mechanical facilities, including the Systems and Equipment, paved areas (including without limitation repaving and re-striping as necessary), landscaping, parking areas (including striping and re-paving thereof) and all alterations and improvements to the Premises whether installed by Landlord or Tenant) in good and sanitary condition and repair, and in compliance with all Laws now or hereafter adopted, and shall maintain and make such repairs and replacements as necessary in connection therewith. In the event that any repairs or maintenance are required, Tenant shall promptly arrange and pay for the same, at Tenant’s sole cost and expense, and such work shall be performed in a first class, workmanlike manner and using replacement parts of comparable or better quality, style, materials, or construction. All such repairs and maintenance shall be approved by Landlord in advance in writing unless the total cost for such repairs and maintenance does not exceed Fifty Thousand Dollars ($50,000). Any replacements of items shall be of the same size, quality, color and design as the items replaced. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and maintenance, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord, such amounts being additional Rent hereunder. Notwithstanding anything to the contrary contained in this Lease, Tenant shall indemnify Landlord and pay for any repairs and maintenance to areas of the Premises made necessary in whole or in part by the moving of any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors.

10.2. Notwithstanding anything to the contrary in Section 10.1 above, Landlord, in its sole discretion, may require Tenant to contract with a contractor designated by Landlord for the monthly maintenance of the heating, ventilating and air conditioning equipment serving the Premises, or Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair or replacement (when Landlord deems it necessary) of the heating, ventilating and air conditioning equipment serving the Premises and bill Tenant for the costs of same as additional Rent. The sum so billed to Tenant shall become immediately due and payable by Tenant to Landlord.

10.3. Landlord’s obligation with respect to repairs shall be limited to the structural parts of the Premises, which structural parts include only the roof, beams and columns bearing the main load of the roof, the structural integrity of the roof (excluding skylights), sidewalls and foundation.

11. Casualty Damage.

11.1. Repair Estimate. If either of the Buildings are damaged by fire or other casualty (a “Casualty”), Landlord shall, within forty-five (45) days after such Casualty, deliver to Tenant a good faith estimate (a “Damage Notice”) of the time needed to repair the damage caused by such Casualty and the cost to repair such damage.

11.2. Tenant’s Rights. If a material portion of the Buildings are damaged by a Casualty such that Tenant is prevented from conducting its business in the Buildings in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord reasonably estimates that the damage caused thereby cannot be repaired within three hundred sixty-five (365) days after the date of such Casualty (the “Repair Period”), or if the damage to the Buildings exceeds fifty percent (50%) of the replacement cost thereof, as reasonably estimated by Landlord and such damage occurs during the last two (2) Lease years, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If a material portion of the Buildings are damaged by a Casualty and Landlord fails to restore the Buildings to substantially the same condition as they existed immediately before such Casualty by the end of the Repair Period, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the end of the Repair Period; provided, however, if Landlord fails to so restore by the end of the Repair Period because of delays caused by Tenant or any subtenant of Tenant or any contractor, agent, employee or invitee of Tenant or any subtenant of Tenant, then the Repair Period shall be extended by the period of delay.

11.3. Landlord’s Rights. If a Casualty damages a material portion of the Buildings and (1) Landlord reasonably estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Buildings exceeds fifty percent (50%) of the replacement cost thereof, as reasonably estimated by Landlord, and such damage occurs during the last two (2) Lease years, or (3) Landlord is required to pay any insurance proceeds arising out of such Casualty to any Mortgagee, then Landlord may terminate this Lease by giving written notice to Tenant of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

11.4. Repair and Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Buildings and shall proceed with reasonable diligence to restore the Buildings to substantially the same condition as it existed immediately before such Casualty; provided, however, Landlord shall not be required to repair or replace any alterations, additions, improvements made by Tenant or any subtenant of Tenant (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Buildings, and Landlord’s obligation to repair or restore the Buildings shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 11, then Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all the alterations, additions and improvements made by Tenant or any subtenant of Tenant.

11.5. Abatement of Rent. If the Buildings are damaged by a Casualty, then Base Rent for the portion of the Buildings rendered untenantable by the damage shall be abated on a reasonable basis from the date of the Casualty until the completion of the repairs and restoration required to be performed by Landlord under Section 11.4 (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

12. Insurance, Subrogation, and Waiver of Claims.

12.1. Throughout the Term, Landlord shall maintain, as a minimum, property insurance for the Buildings’ replacement value (excluding property required to be insured by Tenant). Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Buildings shall be paid for by Landlord. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

12.2. Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate, combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Such insurance shall name Landlord as an additional insured. If any insurance furnished by Landlord and Tenant covers the same period or risk, the insurance furnished by Tenant shall be the primary coverage and the insurance furnished by Landlord shall be the excess coverage.

12.3. Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord as an additional insured) prior to the Lease Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord, and Tenant shall provide renewal certificates to Landlord at least thirty (30) days’ prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be “blanket policies.” All insurance required hereunder shall be provided by responsible insurers, authorized to do business in California, and Tenant’s insurer shall be reasonably acceptable to Landlord. By this Section, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. For this purpose only, any applicable deductible amount shall be treated as though it were recoverable under such policies. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. If a policy cannot be obtained with a waiver of subrogation, or is obtainable only at a material additional premium, the party undertaking to obtain the insurance shall notify the other party and the latter shall have twenty (20) days after receiving such notice to either (i) place the insurance with a company reasonably satisfactory to the other party that will carry the insurance with a waiver of subrogation, or (ii) agree to pay the additional premium. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

13. Hold Harmless and Indemnification.

13.1. Tenant, as a material part of the consideration to be rendered to Landlord, waives any and all claims against Landlord and any and all of their authorized agents and representatives, for damages by reason of any death of or injury to any person or persons, including Tenant, Tenant’s agents, servants, and employees, or third persons in or about the Premises or any injury to property of any kind whatsoever and to whomsoever belonging, including property of Tenant, arising at any time and from any cause other than solely by reason of the gross negligence or willful misconduct of Landlord, its employees or agents, while in, upon, or in any way connected with the Premises or the area adjacent thereto. Tenant further expressly agrees to indemnify, defend and hold harmless Landlord, the employees, agents and representatives of Landlord and any of their successors or assigns (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all claims, demands, obligations, liabilities, causes of action, and expenses (including, without limitation, reasonable attorneys’ and legal fees, court costs, and investigation costs) whatsoever occasioned by or connected in any way whatsoever with the condition, use or misuse of the Premises, Tenant’s property located thereon, or the approaches or appurtenances thereto, or by an Event of Default under this Lease, arising at any time and occasioned by any act or omission of Tenant or Tenant’s agents, servants, employees, and invitees (except to the extent caused solely by the gross negligence or willful misconduct of any of the Indemnified Parties while in, upon, or in any way connected with the Premises or the area adjacent thereto).

13.2. Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all claims, demands, obligations, liabilities, causes of action, and expenses (including, without limitation, reasonable attorneys’ fees, court costs, and investigation costs) to the extent caused solely by the gross negligence or willful misconduct of Landlord, its employees or agents, while in, upon, or in any way connected with the Premises or the area adjacent thereto, except to the extent caused by the negligence or willful misconduct of Tenant, its employees, contractors, agents or invitees.

13.3. The foregoing indemnity obligations of Tenant and Landlord shall include all reasonable costs and expenses incurred by the party to be indemnified from the first notice that any claim or demand is to be made or may be made; provided, however, that a party’s financial obligations under this Section 13 shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified. The provisions of this Section 13 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring prior to such expiration or termination.

14. Condemnation. If the whole or any material part of the Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, either party shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses, loss of business and goodwill (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated as provided above, the Rent shall be proportionately abated. Each party waives the provision of California Code of Civil Procedure, Section 1265.130 allowing either party to petition the Superior Court to terminate a lease if there is a partial taking of the Premises.

15. Surrender of Possession. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and casualty damage, as to which Section 14 and Section 11 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Buildings by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option Tenant shall (not later than the expiration or earlier termination of the Lease) remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture brought onto or constructed by Tenant at the Premises at any time (whether prior to or during the Term of this Lease) as Landlord may request; provided, however, as to alterations, improvements and additions constructed on the Premises by Tenant with Landlord’s consent, Tenant shall only be obligated to remove such items provided that Landlord conditioned its consent to their construction on Tenant removing them at the end of the Term. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any applicable Laws may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without any payment due by Landlord. The provisions of this Section 15 shall survive the expiration or earlier termination of the Lease.

16. Holding Over. If Tenant holds over after the expiration of the Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred twenty five percent (125%) of the Rent applicable during the last rental period of the Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Section 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17. No Waiver. No provision of this Lease shall be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated or any other monies due shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee (as defined in Section 23.1), shall not constitute a waiver of Landlord’s right to approve any Transfer (as defined in Section 23.1). The acceptance by Landlord of any monies due or performance required that is tendered after expiration of any statutory notice prerequisite to commencement of unlawful detainer proceedings shall not be a waiver of Landlord’s right to continue said proceedings but shall be deemed solely payment on account of the reasonable value of the use of the Premises pending final determination of such summary proceeding.

18. Attorneys’ Fees. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord (including, but not limited to, attorneys’ and legal fees, expenses, late charges, interest, court costs and investigation costs) incurred by Landlord in the enforcement of its rights under this Lease as a result of a breach by Tenant or an Event of Default under this Lease. The initiation of litigation or entry of a final judgment shall not be a condition precedent to Tenant’s obligations hereunder.

19. Taxes.

19.1. Property Taxes. During the Term, Tenant shall pay when due all real estate taxes, assessments and public charges levied and assessed against the Premises.

19.2. Personal Property Taxes, Rent Taxes and Other Taxes. Tenant shall pay prior to delinquency all taxes, assessments, license fees, charges or other governmental impositions assessed against or levied or imposed upon Tenant’s business operations, or upon Tenant’s leasehold interest, Tenant’s fixtures, furnishings, equipment and personal property installed or located in the Premises (“Tenant’s Property”), and any Alterations to the Premises under Section 9 (“Tenant Improvements”). Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, or if the assessed value of the Premises is increased by the inclusion of a value for Tenant’s Property or Tenant Improvements, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions plus the entire amount of taxes, charges, or other governmental impositions attributable to the increase in assessed value described above, within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant’s Property or Tenant Improvements. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease. Landlord shall have the right but not the obligation to pay any such taxes, charges or other governmental impositions described in this Section, subject to reimbursement by Tenant as provided above, without regard as to the validity of or the obligation to challenge the levy in questioned.

20. Reasonable Approvals. Unless expressly provided herein to the contrary, whenever Landlord’s or Tenant’s approval or consent is expressly required under this Lease or any other agreement between the parties, neither Landlord nor Tenant shall unreasonably withhold or delay such approval or consent.

21. Subordination and Attornment, and Lender Protection.

21.1. Subordination and Attornment. This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Premises, and all other encumbrances and matters of public record applicable to the Premises; provided, however, that any such subordination to any Mortgage placed on the Premises after the date hereof shall not operate to terminate or defeat this Lease so long as Tenant is not in default hereunder beyond any notice and cure period. If any foreclosure proceedings are initiated by any Holder or a deed in lieu of such foreclosure is granted, Tenant agrees, upon written request of any such Holder, purchaser at foreclosure sale or grantee of a deed in lieu of foreclosure, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant is not in default hereunder beyond any cure period hereunder). However, in the event of attornment, no Holder, purchaser at foreclosure sale or grantee of a deed in lieu of foreclosure shall be: (i) liable for any act or omission of Landlord or subject to any offsets or defenses which Tenant might have against Landlord (prior to such party becoming Landlord under such attornment); (ii) liable for any security deposit or bound by any prepaid Rent, in excess of Rent for the month in which such party becomes Landlord under such attornment, not actually received by such party; or (iii) bound by any future modification of this Lease not consented to by such party (provided that Tenant was first given notice of the existence of such Holder in the manner specified in Section 21.2 below). Any Holder may elect to make this Lease prior to the lien of its Mortgage by giving written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage.

21.2. Lender Protection. Notwithstanding anything herein to the contrary, Tenant shall not have any duty to send any notice referred to in Sections 21.2.1 or 21.2.2 to any Holder who does not by written notice to Tenant specify the address to which copies are to be sent. All notices and copies of notices required to be sent or delivered pursuant to Sections 21.2.1 or 21.2.2 shall be sent in the same manner as notices otherwise are to be sent under the terms of this Lease. Any Holder’s address for receipt of notices may be changed by written notice to Tenant.

21.2.1. Tenant shall send to all Holders a copy of all notices of default sent by Tenant to Landlord.

21.2.2. Notwithstanding anything to the contrary contained in this Lease and subject to any limitation on Tenant’s rights to terminate this Lease otherwise contained herein, Tenant may seek to terminate this Lease pursuant to any express provision herein contained only after Tenant has sent to each Holder a written notice specifying the reason for such purported termination and:

21.2.2.1. In the event such reason constitutes a failure by Landlord to pay any funds to Tenant or to any other party, no such Holder cures such failure within thirty (30) days after receipt by all Holders of the written notice of default from Tenant;

21.2.2.2. In the event of any other reason which may be specified in this Lease susceptible of being cured by any Holder, no Holder commences within thirty (30) days after receipt by all Holders of written notice of such reason from Tenant the work of curing such matter and pursues the same to completion with all reasonable dispatch. So long as any Holder is proceeding diligently pursuant to any of the provisions of this Section 21.2.2 or is otherwise attempting to remedy the situation giving rise to Tenant’s right to terminate this Lease, Tenant’s rights to so terminate this Lease shall be suspended. Once the Holder has so proceeded, Tenant may not commence any proceeding or other efforts to terminate this Lease without prior written notice to all Holders. Nothing herein contained shall be deemed to require any Holder to continue with any foreclosure or any other proceedings against Landlord’s interest or with efforts to obtain a deed in lieu of foreclosure or, once having obtained possession of the Premises, to continue in possession thereof.

21.2.3. Any Holder shall have the right to perform any obligations of Landlord under this Lease, and Tenant shall accept such performance by or at the instance of any Holder as if the same had been made by Landlord. Subject to the provisions of Section 21.2.2 above, no default shall be deemed to exist under this Lease if proceedings shall in good faith have been commenced promptly to rectify the same and prosecuted to completion with diligence.

21.2.4. The subordination and attornment and lender protection provisions of this Section 21 shall be deemed effective upon execution of this Lease, without any further act of Tenant. Notwithstanding the foregoing, however, Tenant shall from time to time, on request from Landlord, execute and deliver any documents or instruments that may be required by any Holder or proposed Holder to effectuate any subordination or attornment, which shall include commercially reasonable nondisturbance language. If Tenant shall fail to execute and return any such documents or instruments within twenty (20) days after receiving such request: (i) at Landlord’s option, such failure shall be an Event of Default hereunder; and (ii) Tenant shall be deemed to have agreed with the matters set forth therein.

22. Estoppel Certificate. Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement in a form acceptable to Landlord: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the grounds therefor) and any dates to which the Rent has been paid in advance, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed), and (iii) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Holders, insurance carriers, auditors, or prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein: (a) at Landlord’s option, such failure shall be an Event of Default hereunder; and (b) Tenant shall be deemed to have agreed with the matters set forth therein. Tenant shall also have the right to request and receive from Landlord a similar estoppel statement in the event Tenant has a valid business reason therefor.

23. Assignment and Subletting.

23.1. Transfers. Tenant shall not, without the prior written consent of Landlord (which consent shall be given only upon the satisfaction of the conditions stated in Section 23.2 below): (i) assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing as hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). For purposes of this Lease, the term

“Transfer” shall also include the withdrawal or change (voluntary, involuntary or by operation of law), of the general partner or of partners collectively holding an aggregate of fifty percent (50%) or more of the partnership interests or the dissolution of the partnership. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date of the Transfer (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after Tenant’s notice), (b) the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the Transfer and the consideration therefor, the name and address of Transferee, and a copy of all documentation pertaining to the Transfer, and (d) current financial statements of Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of Transferee, the nature of such Transferee’s business and prior experience in owning and operating other businesses, proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Section 23 shall, at Landlord’s option, be null, void and of no effect, and unless waived by Landlord in writing shall constitute an Event of Default under this Lease. Whether or not Landlord shall consent to a Transfer, Tenant shall pay Landlord’s out-of-pocket attorney’s fees and other costs incurred in connection with Tenant’s requested Transfer within thirty (30) days after demand by Landlord. Tenant’s failure to make the foregoing payments as and when due shall constitute an Event of Default hereunder.

23.2. Landlord’s Consent. Landlord shall not withhold its consent to any Transfer of the Subject Space to Transferee on the terms specified in Tenant’s notice, provided that the following conditions are satisfied: (i) Transferee is of a character or reputation which is consistent with the quality of the Premises; (ii) Transferee intends to use the Subject Space for purposes which are permitted under this Lease, (iii) the Subject Space is not less than the entire area of the Premises; provided, however, that Landlord may in its sole and absolute discretion permit a Transfer of less than all of the Premises subject to such conditions Landlord deems applicable (including, without limitation, the condition that the Subject Space be regular in shape with appropriate means of ingress and egress suitable for normal renting purposes), (iv) Transferee is not a governmental agency or instrumentality or an occupant of the Premises, (v) Transferee has in Landlord’s judgment the financial ability to perform the obligations to be assumed in connection with the Transfer, (vi) Tenant is not in default hereunder either at the time Tenant requests consent to the Transfer or on the effective date of the Transfer, and (vii) Tenant and Transferee execute documentation concerning the Transfer which is reasonably acceptable to Landlord (including, without limitation, a sublease or assignment, and a Landlord’s consent on Landlord’s form), all of which shall be delivered to Landlord prior to the Transfer. Subject to the satisfaction of the foregoing conditions, Landlord’s consent to any Transfer shall not be unreasonably withheld.

23.3. Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including among other things Tenant’s liability for the Subject Space, shall in no way be deemed to have been waived, released or modified, and Tenant shall remain fully liable hereunder, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, and (iii) Tenant shall deliver to Landlord promptly after execution an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease,

Landlord shall have the right to: (a) treat such sublease as canceled and repossess the Subject Space by any lawful means; or (b) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If an Event of Default shall occur, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Event of Default is cured. If Tenant’s Transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the Transferee. Tenant agrees to defend, indemnify and hold harmless Landlord with respect to all costs (including reasonable attorneys’ and legal fees expended by Landlord in connection with) and liability for compensation claimed by any broker or agent in connection with any Transfer of Tenant’s interest under this Lease.

23.4. Permitted Transfers. Notwithstanding anything to the contrary herein, Tenant may assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Permitted Transfer; (iii) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (iv) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

24. Rights Reserved by Landlord.

24.1. Except to the extent expressly limited herein, Landlord reserves full rights to control the Premises (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including without limitation the following rights:

24.1.1. To enter the Premises at reasonable hours for reasonable purposes including, but not limited to, the following: (i) inspection and supplying any services to be provided Tenant hereunder; (ii) to post “for lease” or “for sale” signs (during the last nine (9) months of the Term only); (iii) to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers; (iv) to serve, post or keep posted any notices permitted or otherwise required under this Lease or Laws applicable to the Premises; and, (v) if Tenant shall abandon the Premises at any time or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair or alter the Premises.

24.1.2. To limit or prevent access to the Premises or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Premises or the protection of the Premises and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

24.1.3. To make repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises or any part thereof. In connection with such matters, or with any other repairs, maintenance, improvements or alterations in or about the Premises, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements.

24.2. In connection with entering the Premises to exercise any of the rights set forth in Section 24.1 above, Landlord shall: (i) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person (except in emergencies or for routine matters), and (ii) take reasonable steps to minimize any interference with Tenant’s business.

25. Tenant’s Default and Landlord’s Remedies.

25.1. Default. In addition to any other events described in this Lease as constituting a material breach or default hereunder, the occurrence of any one or more of the following events, if not cured within any applicable time permitted for cure below, shall constitute an “Event of Default” by Tenant and shall give rise to Landlord’s remedies set forth in Section 25.2, below: (i) failure by Tenant to make when due any payment of Rent or other monetary obligation required under this Lease, unless such failure is cured within ten (10) days after notice; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant (other than the payment of Rent or other monetary obligation required under this Lease or as otherwise provided below), unless such failure is cured within thirty (30) days after notice (provided, if the nature of Tenant’s failure is such that more than thirty (30) days are reasonably required in order to cure, Tenant shall not be in default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion within ninety (90) days); (iii) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant in connection with negotiating or entering into this Lease or in connection with any Transfer; (iv) vacation or abandonment of all or a substantial portion of the Premises for more than thirty (30) consecutive days; (v) making by Tenant of any general assignment for the benefit of creditors; filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any Laws relating to bankruptcy unless the same is dismissed within sixty (60) days; appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this

Lease, where possession is not restored to Tenant within thirty (30) days; attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease; Tenant’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts; or Tenant’s insolvency or admission of an inability to pay its debts as they mature; (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 23; or (vii) the attempted Transfer of all or any part of the Premises or this Lease without the prior written consent of Landlord as provided in Section 23 above. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Laws.

25.2. Remedies. Upon the occurrence of any Event of Default by Tenant as provided in Section 25.1 above, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such Event of Default and in addition to any other right or remedy Landlord may have at law or in equity (all of which remedies shall whenever possible be deemed to be cumulative and not exclusive) exercise any or all of the following remedies:

25.2.1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant damages as provided by California Civil Code Section 1951.2, as may be hereafter amended, including, without limitation, the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 25.2.1 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 25.2.1(i) and 25.2.1(ii), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 25.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

25.2.2. Continue this Lease in effect even though Tenant has breached the Lease and abandoned the Premises and enforce all of Landlord’s rights and remedies under this Lease, as provided by California Civil Code Section 1951.4, as may be hereafter amended, including the right to recover Rent as it becomes due for so long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

25.2.3. Following Tenant’s vacation or abandonment of the Premises or issuance of a court order or judgment giving Landlord the right to possession of the Premises, enter the Premises and remove therefrom all persons not claiming rights as tenants and all property, and store such property in a public warehouse or elsewhere at the cost and expense of and for the account of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all such property at a public or private sale in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant, and apply the proceeds therefrom pursuant to applicable California Laws. Landlord shall not be liable to Tenant for any damage to Tenant’s fixtures, personal property or any other property belonging to Tenant which may result from Landlord’s entry. No such entry by Landlord shall be considered or construed to be a forcible entry by Landlord.

25.2.4. Have a receiver appointed for Tenant, upon application by Landlord: (i) to take possession of the Premises; (ii) to apply any Rent collected from the Premises first to the costs of such receivership, then to all amounts (other than Rent) owing under this Lease, and then to Rent owing under this Lease; and (iii) to exercise all other rights and remedies granted to Landlord pursuant to Section 25.2.3 above.

25.2.5. Landlord, at any time after Tenant commits an Event of Default, may but shall not be obligated to cure the Event of Default at Tenant’s expense. If Landlord pays any sum or does any act that requires the payment of any sum by reason of an Event of Default, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid and shall bear interest at the Default Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest thereon, shall be deemed additional Rent. The remedies set forth in this Section 25.2 shall be subject to applicable Laws including, but not limited to, the unlawful detainer statutes of the State of California.

25.3. Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession or to accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is delivered by Landlord or its agent to Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any occurrence which constitutes, or which after the giving of notice, the passage of time, or both, would constitute, an Event of Default hereunder.

26. Landlord’s Default and Right to Cure.

26.1. General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.

26.2. If Landlord shall fail to cure within the times permitted for cure under Section 26.1 above, Landlord shall be subject to such claims for damages and remedies as may be available to Tenant (subject to the other provisions of this Lease); including, without limitation, the right to withhold, set-off or abate Rent.

27. Sale or Transfer of Premises; Conveyance by Landlord and Liability. In the event Landlord or any successor owner of the Premises shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other person shall thereupon be and become Landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of such conveyance, including the return of any security deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.

28. Compliance by Tenant. Tenant: (i) at its sole cost and expense, shall promptly comply with all requirements of all municipal, state, and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, whether required by any Alterations performed on the Premises or otherwise, and shall faithfully observe, and promptly comply with all Laws now in force or which may hereafter be in force relating to, or affecting the condition, use or occupancy of the Premises or the construction of any alterations or improvements thereto; (ii) shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any Laws now in force or which may hereafter be enacted or promulgated; (iii) shall not use the Premises for any immoral, improper, or objectionable purposes; (iv) shall not cause, maintain or permit any nuisance in, on or about the Premises; (v) shall not commit or suffer to be committed any waste in or upon the Premises; and (vi) shall not in any way do or permit to be done anything that would obstruct or interfere with the rights of other tenants or occupants of the Premises, if any, or injure or annoy them. The judgment of any court or other tribunal of competent jurisdiction or Tenant’s admission in any action or proceeding to which Tenant is a party (whether or not Landlord is a party) that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant.

29. Hazardous Materials.

29.1. Tenant covenants and agrees that Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Materials are necessary or useful to Lessee’s business and will be used, kept and stored in a manner that complies with all Laws and fire insurance underwriters and do not substantially increase the risk of fire or other casualty to the Premises. Tenant shall at all times comply fully and in a timely manner with all applicable Laws at that point, and shall cause all employees, agents, contractors, and subcontractors of Tenant and any other persons occupying or present on the Premises to so comply with all applicable Laws, and shall keep the Premises free and clear of any liens imposed pursuant to such Laws. Each Party shall promptly notify the other Party in writing of (i) the discovery of any Hazardous Materials in, on or affecting the Premises; (ii) any enforcement, cleanup, remediation, removal or other governmental or regulatory action, investigation, or any other proceeding instituted, completed or threatened in connection with any Hazardous Materials in, on, under or affecting the Premises; or (iii) any suit, cause of action, or any other claim made or threatened by any third party against a Party or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Following such notice or advice, the Party who caused such event, or if the event was not caused by a Party, the Party whose lands are potentially affected by such occurrence, shall, at its sole cost (without prejudice to recover such cost from any responsible party, including the other Party), conduct and complete all investigations, studies, sampling, testing, and all remedial actions necessary to clean up, remediate and remove all Hazardous Materials in accordance with all applicable Laws. The provisions of this Section shall be in addition to any and all obligations and liabilities that a Party may have under applicable Law and shall survive the expiration, termination, cancellation or rescission of this Lease. At any time prior to the expiration of the Term and upon prior written notice to Landlord, Tenant shall have the right to conduct appropriate tests of water and soil, at Tenant’s sole cost, and to deliver to Landlord the results of such tests to demonstrate that no contamination has occurred as a result of Tenant’s use of the Premises.

29.2. Tenant shall have no liability to Landlord or to any other third party under this Section 29 as a result of (i) the condition of the Property prior to January 1, 1990, or (ii) acts of third parties not under the control of Tenant.

30. Notices. Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or the Property shall be in writing and shall not be effective for any purpose unless the same shall be: (i) served personally or by national air courier service for overnight delivery, or (ii) mailed via United States certified mail, return receipt requested, postage prepaid, and addressed, if to Tenant, at the address of the Premises, and if to Landlord, at the address at which the last payment of Rent was required to be made, or to such other address or addresses and addressees as Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given at the time of personal delivery, one business day (i.e., a day other than Saturday, Sunday or a Holiday) following deposit with a national air courier service, or as of the third business day following the date of such mailing. Notice not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

31. Real Estate Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party.

32. Intentionally Omitted.

33. Option to Extend Term.

33.1. Tenant shall have the option (the “Option”) to extend the Term of the Lease for five additional periods of five (5) years (each an “Extended Term” and collectively referred to as the “Extended Terms”), subject to the terms, covenants and conditions contained in the Lease and to the completion of the initial Term thereof.

33.2. The Option granted herein is with respect to, and must be exercised by Tenant with respect to, all of the Premises then subject to the Lease (the “Option Premises”).

33.3. Tenant shall exercise the Option, if at all, by giving written notice of its exercise thereof (the “Exercise Notice”) to Landlord not more than nine (9) months nor less than six (6) months prior to the expiration of the initial Term.

33.4. Notwithstanding anything in the Lease to the contrary, the Base Rent during the first year of the Extended Term commencing on each of (i) January 1, 2015, (ii) January 1, 2025, and (iii) January 1, 2035 shall be the then Fair Market Value of the Option Premises, based on the fair market rental value for comparable space in the San Jose areas (the “Fair Market Rental Value”). The Fair Market Rental Value shall be determined as follows:

33.4.1. Within ninety (90) days after receipt by Landlord of the Exercise Notice, Landlord shall submit to Tenant in writing its determination of the Fair Market Rental Value.

33.4.2. Thereafter, the Rent for each Extended Term shall be fixed by the mutual written agreement of the parties. If either (i) Landlord and Tenant are unable to mutually agree on the Fair Market Rental Value of the Option Premises within thirty (30) days after delivery of the Landlord’s notice to Tenant of its determination, or (ii) Landlord elects, in its sole and absolute discretion, to set the Base Rent by appraisal, the Fair Market Rental Value of the Option Premises shall be set by appraisal, as provided in Sections 33.4.3 through 33.4.5 immediately below, subject to the limitation set forth in Section 33.4 above.

33.4.3. Within ten (10) business days after the expiration of the thirty (30) day period specified in Section 33.4.2 above, Landlord and Tenant shall each separately appoint a single appraiser meeting the qualifications hereinafter set forth. Such appraisers shall then meet within fifteen (15) days following appointment of the last to be appointed and shall attempt in good faith to agree on the Fair Market Rental Value of the Option Premises, and to set the Rent accordingly. If they are unable to fully agree on the Fair Market Rental Value of the Option Premises within fifteen (15) days after their first meeting, they shall jointly appoint a third appraiser within five (5) days after the expiration of said fifteen (15) day period to determine the Fair Market Rental Value. In the event the two appraisers first appointed fail to agree upon or appoint a third appraiser within the required period, the third appraiser shall instead be appointed by the American Arbitration Association at the request of either Landlord or Tenant as soon as possible thereafter. Such third appraiser shall, within fifteen (15) days following his appointment, conclusively and solely determine such Fair Market Rental Value and set the Base Rent for the Option Premises, which determination shall not be higher or lower than the highest and lowest Fair Market Rental Value determined by the appraisers first appointed hereinabove set forth.

33.4.4. In determining the Fair Market Rental Value of the Option Premises as of the beginning of each Extended Term, the appraisers shall not consider any added value to the Premises arising from fixtures and furnishings installed at Tenant’s expense which Tenant may remove upon termination of the Lease and which have been previously designated in writing to Landlord. The Fair Market Rental Value of the Option Premises shall be on an “as is” basis, including the use permitted hereunder or similar use, and Landlord shall not be required to provide any tenant improvements.

33.4.5. All appraisers selected pursuant to this Section shall be members of the American Institute of Appraisers (MAI), with at least five years of experience in the past seven years appraising retail real estate similar to the Property on a regular basis in the San Jose area. Landlord and Tenant shall each bear the fees of their respective appraiser, and all other costs of any appraisals conducted pursuant to this Section shall be shared equally by Landlord and Tenant.

33.5. The Base Rent, as determined in Section 33.4 above, shall be increased on January 1, 2016 and each anniversary date of the Lease thereafter during any Extended Term (each an “Adjustment Date”) as follows: the monthly Base Rent which shall be due during each year shall be increased (but in no event decreased) by the percentage amount of the annual increase, if any, in the Consumer Price index for the San Francisco, Oakland, and San Jose Metropolitan Area for All Consumers (CPI-U), as published by the United States Department of Labor, Bureau of Labor Statistics (herein the “Index”). In making the calculation just required, the Index for the calendar month which is two (2) months prior to the first month of the year for which an adjustment is to be made shall be divided by the Index published for the calendar month which is fourteen (14) months prior to the first month of the year for which the adjustment is to be made, and the quotient thus determined shall be multiplied by the monthly Base Rent being paid in the month which is two (2) months prior to the first month of the year for which the adjustment is being made to determine the new monthly Base Rent. Notwithstanding the foregoing, the rental increases on each Annual Adjustment Date shall equal a minimum of a three percent (3%) per year but shall in no event exceed six percent (6%) per year. In the event that the index shall ever be converted to a different standard reference base or otherwise be revised, a determination of subsequent increases to the rent shall be made with the use of such conversion factor, formula, or table for converting the index as may be published by the Bureau of Labor Statistics. In the event that the Index shall cease to be published, the Index designed by the Bureau of Labor Statistics as replacing the Index, or the most comparable substitute, if the Bureau fails to designate a replacement, shall be used thereafter.

33.6. If Tenant, through no fault of Landlord, fails to give Landlord the required Exercise Notice within the time period and in the manner herein provided, all rights of Tenant under this Section 33 to extend the Term of the Lease shall terminate. It shall be a condition to the effective exercise of this Option that there exist no Event of Default, or any fact or circumstance which would, with the giving of notice, the passage of time or both would constitute an Event of Default, and that this Lease be in full force and effect, both on the date Landlord receives the Exercise Notice and on the date the Extended Term is to commence. If Tenant fails to timely exercise the Option for the Extended Term, the option shall immediately terminate and Tenant shall have no right to exercise the Option with respect to any future Extended Terms.

34. Intentionally Omitted.

35. Miscellaneous.

35.1. Captions and Severability. The captions of the Sections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person.

35.2. Binding. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Section 23.1 respecting Transfers or as otherwise expressly provided in this Lease.

35.3. Recordation. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

35.4. Governing Law. This Lease shall be construed and interpreted in accordance with the Laws of the State of California.

35.5. Quiet Enjoyment. Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term and any Extended Term hereof, free of lawful claims by any Person acting by or through Landlord.

35.6. Force Majeure. If the Lease Commencement Date is delayed for reasons of force majeure for more than one (1) year, Landlord may declare this Lease null and void, and if the Lease Commencement Date is so delayed for more than three (3) years, this Lease shall thereupon become null and void without further action by either party.

35.7. Commercial Reasonableness. By the execution of this Lease, Landlord and Tenant acknowledge that each has carefully read and reviewed this Lease and each and every term and provision contained herein. By execution hereof, Landlord and Tenant show their informed and voluntary consent to the terms of this Lease and agree that the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises.

35.8. Time of Essence. Time is of the essence as to each and every provision of this Lease.

35.9. Rent Payable in U.S. Money. Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

35.10. Survival. All of Tenant’s covenants and the indemnification provisions set forth in this Lease shall survive the expiration or earlier termination of this Lease.

35.11. Landlord Exculpation. The liability of Landlord and the employees, agents and representatives of Landlord, and any of their successors or assigns (each, a “Landlord Party” and collectively, the “Landlord Parties”) to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Premises and the rents, issues and profits thereof. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 34.11 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, punitive or exemplary damages and for consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, or in connection with any repair or maintenance work (excluding Alterations whereby Landlord retains the contractor) performed by Tenant in the Project. For purposes of this Lease, consequential damages shall not be deemed to include property damage or personal injury damages.

35.12. Entire Agreement. This Lease, together with the Exhibits (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contain all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant’s business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in any such contemporaneous agreement shall be of any force or effect. Neither this Lease nor any Exhibits referred to above may be modified, except in writing signed by both parties.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, this Lease has been executed as of the day and year first above written.

LANDLORD:		TENANT:

COP:		PNP:

Commercial One Properties, LLC, a California limited liability company		Pick-N-Pull San Jose Auto Dismantlers,
a California general partnership

By:		By:	Pick-N-Pull Auto Dismantlers.
Name:	Tom Klauer	Its:	General Partner
Title:	Member

PNP:		By:	Norprop, Inc.
		Its:	General Partner

Pick-N-Pull Auto Dismantlers,
a California general partnership		By:
Name:
By:	Norprop, Inc.	Title:
Its:	General Partner

By:
Name:
Title:

Signature Page

EXHIBIT A

Premises

[Attached]

Exhibit A